SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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The Boston Beer Company, Inc.

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The Boston Beer Company, Inc.

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NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR COMPENSATION DURING FISCAL YEAR ENDED DECEMBER 29, 2007(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
COMPENSATION DISCUSSION AND ANALYSIS AND
Report of the Compensation Committee
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION

THE BOSTON BEER COMPANY, INC.

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2008

To the Stockholders:

The 2008 Annual Meeting of the Stockholders of THE BOSTON BEER COMPANY, INC. (the “Company”) will be held on Friday, May 23, 2008, at 9:00 a.m. at The Brewery located at 30 Germania Street, Jamaica Plain, Boston, Massachusetts, for the following purposes:

1. The election by the holders of the Class A Common Stock of three (3) Class A Directors, each to serve for a term of one (1) year.

2. The election by the sole holder of the Class B Common Stock of five (5) Class B Directors, each to serve for a term of one (1) year.

3. To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on March 24, 2008 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this letter.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By order of the Board of Directors

C. James Koch,
Clerk

Boston, Massachusetts
April 10, 2008

THE BOSTON BEER COMPANY, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (the “Company”) for use at the 2008 Annual Meeting of Stockholders to be held on Friday, May 23, 2008, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being mailed to stockholders is April 10, 2008.

If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified, proxies will be voted in favor of the election of directors as set forth in this proxy statement. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

The holders of a majority in interest of the issued and outstanding Class A Common Stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the election of the Class A Directors. The election of each of the nominees for Class A Director, as set forth below in this Proxy Statement in greater detail, will be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy at the Meeting. The affirmative vote of the sole holder of the outstanding shares of Class B Common Stock, voting in person or by proxy at the meeting, is required to elect the Class B Directors, also as set forth below in this Proxy Statement in greater detail.

Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

The Company will bear the cost of the solicitation. In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company, without being additionally compensated, may solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

The Company’s principal executive offices are located at One Design Center Place, Suite 850, Boston, Massachusetts 02210, telephone number (617) 368-5000.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business March 24, 2008, are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 9,834,205 shares of Class A Common Stock, $.01 par value per share, and 4,107,355 shares of Class B Common Stock, $.01 par value per share. Each outstanding share of the Company’s Class A and Class B Common Stock entitles the record holder to one (1) vote on each matter properly brought before the Class.

Items 1 and 2.	ELECTION OF CLASS A AND CLASS B DIRECTORS

Upon the recommendation of the Nominating/Governance Committee, the Board of Directors proposes that the initial number of Directors for the ensuing year be fixed at eight (8), consisting of three (3) Class A Directors to be elected by the holders of the Class A Common Stock for a term of one (1) year, and five (5) Class B Directors to be elected by the sole holder of the Class B Common Stock, also for a term of one (1) year, reserving the right of the sole holder of the Class B Common Stock to increase the number of Class B Directors to up to seven (7) at such time as he deems appropriate and to elect up to two (2) additional Class B Directors accordingly.

It is proposed that the holders of the Class A Common Stock elect each of the three (3) nominees for Class A Director to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

It is anticipated that the sole holder of the Class B Common Stock will elect each of the five (5) nominees for Class B Director also to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Three (3) of the five (5) nominees for Class B Directors are either Executive Officers of the Company or immediate family members of such Executive Officers.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election as Class A Directors of the three (3) nominees named below. In the event that any of the nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute nominees as the incumbent Class A Directors, acting pursuant to Section 4.8 of the Company’s By-Laws as a nominating committee, may nominate. As indicated below, none of the nominees for Class A Directors are Executive Officers of the Company or its subsidiaries nor immediate family members of such Executive Officers.

Nominees Proposed in Accordance with the Terms of the Articles of Organization, By-Laws of the Company and the Corporate Governance Guidelines.  Set forth below are the nominees for election as Class A and Class B Directors, respectively, for terms ending in 2009 and certain information about each of them.

Class A Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

David A. Burwick	46	2005	Mr. Burwick is currently the Executive Vice President, Commercial, of PepsiCo Inter-national, headquartered in New York. Before assuming this position in April 2008, he had been President of Pepsi-QTG Canada, headquartered in Toronto, a position he assumed in November 2005. Mr. Burwick has held several positions with PepsiCo North America, including serving as Senior Vice President and Chief Marketing Officer from June 2002 immediately prior to his move to Pepsi-QTG Canada.
Pearson C. Cummin, III	65	1995	Mr. Cummin served as a general partner of Consumer Venture Partners, a Greenwich, Connecticut based venture capital firm, from January 1986 to December 2002. Mr. Cummin also serves as a Director, Chairman of the Compensation Committee and a member of the Nominating/Governance Committee of Pacific Sunwear of California, Inc., a California-based specialty apparel retailer.
Jean-Michel Valette	47	2003	Mr. Valette currently serves as an independent advisor to select branded consumer companies. He is Chairman of the Board and a member of the Audit and Nominating/Governance Committees of Peet’s Coffee and Tea Inc., a California-based specialty coffee company, and serves as a Director and Chairman of the Audit Committee and a member of the Finance Committee of Select Comfort Corporation, a Minneapolis-based bed company. Until October 2006, he was also Chairman of Robert Mondavi Winery, a California wine company. Prior to assuming that position, he had served as President and Managing Director of Robert Mondavi Winery from October 2004 to January 2005. Mr. Valette had been a Class B Director of the Company from May 2003 through May 2006.

Class B Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

C. James Koch	58	1995	Mr. Koch founded the Company in 1984 and currently serves as the Chairman and Clerk of the Company. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer.
Charles J. Koch	85	1995	Mr. Koch, a former brewmaster, is the father of founder C. James Koch. In 1989, Mr. Koch retired as founder and co-owner of Chemicals, Inc., a distributor of brewing and industrial chemicals in southwestern Ohio.
Jay Margolis	59	2006	Mr. Margolis currently is an independent investor. From October 2005 through July 2007, Mr. Margolis served as the President and CEO of the Apparel Group of Limited Brands located in Ohio. Before assuming that position, he had been President and Chief Operating Officer of Massachusetts-based Reebok, Inc. since 2001, where he also served as a Director.
Martin F. Roper	45	1999	Mr. Roper is the Chief Executive Officer of the Company. Prior to assuming that position in January 2001, he had served as the President and Chief Operating Officer of the Company since December 1999. Mr. Roper joined the Company as Vice President of Manufacturing and Business Development in September 1994 and became the Chief Operating Officer in April 1997. In November 2007, Mr. Roper joined the Board of Directors of Lumber Liquidators, Inc., a Virginia-based hardwood flooring retailer and is Chair of its Compensation Committee and a member of its Audit Committee.
Gregg A. Tanner	51	2007	Mr. Tanner is currently Executive Vice President and Chief Supply Chain Officer of Dean Foods Company of Dallas, TX, a position he has held since November 2007. From July 2006 through October 2007, Mr. Tanner was Senior Vice President, Global Operations for The Hershey Company of Hershey, PA. He was with ConAgra Foods of Omaha, NE from September 2001 through July 2005, holding the position of Senior Vice President, Retail Supply Chain from June 2002 through July 2005. Prior to that, Mr. Tanner held positions of increasing responsibility at the Quaker Oats Company and Ralston Purina Company.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which applies to the Company’s directors, officers and employees, the Company’s Corporate Governance Guidelines and the charters of the Audit, Compensation and Nominating/Governance Committees are available on the Company’s website, www.bostonbeer.com/CorporateGovernance, and are also available in print to any stockholder who requests them. Such requests should be directed to the Investor Relations Department, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, MA 02210.

Board Independence

The Board has determined that all of the Class A directors standing for election, namely, Messrs. Burwick, Cummin and Valette, and two (2) of the Class B directors standing for election, namely, Messrs. Margolis and

Tanner, together constituting a majority of the Board of Directors, have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent as provided in the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) director independence standards. In addition, the Board has determined that each member of the Audit, Compensation and Nominating/Governance Committees has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as provided in the NYSE and SEC director independence standards.

Board Meetings and Structure; Committee Composition

During the Company’s 2007 fiscal year, there were five (5) regular and two (2) special meetings of the Board of Directors of the Company. All of the Directors attended, either in person or by telephone, all board meetings and all meetings of the Committees of the Board of Directors on which they served, except Mr. Margolis missed one regular meeting of the Board of Directors and the regular committee meetings held on the same date and Mr. Burwick missed one special meeting of the Board of Directors.

The Company strongly encourages all Directors to attend annual meetings of stockholders. All Directors except one attended the last annual meeting of stockholders.

As of the date of this Proxy Statement, the Board has eight (8) Directors and three (3) standing committees, namely, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. From January to October 2007, the Board had seven (7) members. When Gregg A. Tanner joined the Board in October 2007 as a Class B Director, the size of the Board of Directors increased to eight (8) members. Committee membership during the last fiscal year and the function of each committee are described below. Each of the committees operates under a written charter adopted by the Board.

Audit Committee

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements. The Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; pre-approves all audit and non-audit services provided to the Company by the Company’s independent auditors; reviews the Company’s disclosure controls and procedures, internal controls and corporate policies relating to financial information and earnings guidance; and reviews other risks that may have a significant impact on the Company’s financial statements. In March 2008, the Audit Committee amended its charter to expand its scope to review periodically the Company’s internal audit function with respect to evaluating the Company’s activities that support internal risk management, financial and operational controls and governance processes. A copy of the amended Audit Committee charter is included in this Proxy Statement beginning on page A-1.

The present members of the Audit Committee are Pearson C. Cummin, III (Chair), Gregg A. Tanner, and Jean-Michel Valette. Jay Margolis served as a member of the Audit Committee until December 2007, when Mr. Tanner assumed his position on the Committee. The Audit Committee had six (6) meetings in 2007. The report of the Audit Committee is included in this Proxy Statement on page 22.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers and directors and exercises overall responsibility for evaluating and approving compensation programs and policies of the Company relating to officers and directors; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to employment agreements, severance arrangements, change-in-control agreements or arrangements involving senior executive officers and directors of the Company; reviews and approves corporate goals and objectives relevant to the compensation of the Chairman and CEO, evaluates the performance of the Chairman and the CEO in light of those goals and objectives, and sets the compensation level for the Chairman and the CEO; reviews and approves the compensation parameters of other senior executives of the Company; makes reports to the Board of Directors on a regular basis; reviews its own performance and reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for its approval; and issues an annual report, including a discussion and analysis of executive compensation, for inclusion in the Company’s proxy statement.

The present members of the Compensation Committee are David A. Burwick (Chair), Pearson C. Cummin III, and Jay Margolis. The Compensation Committee held seven (7) meetings in 2007. The Compensation Discussion and Analysis and the Report of the Compensation Committee are included in this Proxy Statement beginning on page 9.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by identifying individuals qualified to become Board members, recommending nominees for election as Class A Directors to the full Board of Directors, recommending to the Board nominees for each Board committee, developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing an annual evaluation of the Board and management. The Nominating/Governance Committee periodically assesses the size and composition of the Board; reviews the adequacy of the Company’s corporate governance guidelines and recommends any necessary changes to the full Board for approval; and reviews director independence and financial literacy and expertise of Audit Committee members. The Chairman of the Nominating/Governance Committee receives communications directed to non-management directors.

The present members of the Nominating/Corporate Governance Committee are Jean-Michel Valette (Chair), David A. Burwick and Jay Margolis. The Nominating/Corporate Governance Committee met four (4) times in 2007.

Executive Sessions

Those non-management directors who are independent met in scheduled executive sessions without management five (5) times during the Company’s 2007 fiscal year. These sessions were chaired by Jean-Michel Valette.

Compensation of Directors

Each year, non-management directors receive $7,500 as an annual retainer, as well as an option grant for 5,000 shares of the Company’s Class A Common Stock. Members of the Audit Committee receive an additional annual retainer of $9,000, except for the Chair of the Audit Committee who received an annual retainer of $11,000 for his services as a member and Chair. Chairs of the Compensation and Nominating/Governance Committees each receive an additional annual retainer of $2,500. Non-management Directors other than Chairman receive an annual retainer of $500 for each Committee of which such Director is a member. Non-management directors also receive compensation for attending Board and Committee meetings as follows: $3,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $750 for each Committee meeting attended in person; and $200 for each Committee meeting attended by telephone. All retainers and the annual option grant are pro rated if the non-management Director is appointed after the annual meeting of stockholders. The first time a non-management director is elected to the Board of Directors, he or she receives an option grant for 5,000 shares of the Company’s Class A Common Stock pursuant to the Company’s Non-Employee Director Stock Option Plan, as amended. In 2003, the Board of Directors voted to make a one-time option grant for 5,000 shares to all current non-management directors upon their re-election to the Board.

All options to non-management directors are granted under the Company’s Non-Employee Director Stock Option Plan, as amended and restated, pursuant to which options are granted at the fair market value on the date of grant, are immediately vested and will expire ten (10) years after the date of grant or three (3) years after the grantee ceases to be a director of the Company, whichever occurs sooner. In October 2004, the Non-Employee Director Stock Option Plan was amended and restated by action of the sole Class B Stockholder, pursuant to which the number of shares of Class A Common Stock available for issuance under the Plan was increased from 200,000 shares to 350,000 shares.

The following table sets forth certain information concerning the compensation of all directors who are not named executive officers of the Company for the Company’s fiscal year ended December 29, 2007:

DIRECTOR COMPENSATION
DURING FISCAL YEAR ENDED DECEMBER 29, 2007(1)

	Fees Earned &		Option		All Other
Name	Paid in Cash($)		Awards($)(2)		Compensation($)	Total($)

David A. Burwick	$30,550		$51,519	(3)	$0	$82,069
Pearson C. Cummin, III	$37,150		$51,519	(3)	$0	$88,669
Charles J. Koch	$14,500		$51,519	(3)	$0	$66,019
Jay Margolis	$35,950		$51,519	(3)	$0	$87,469
Gregg A. Tanner	$14,100	(4)	$42,464	(5)
			$70,774	(5)	$0	$127,338
Jean-Michel Valette	$37,550		$51,519	(3)	$0	$89,069

(1)	None of the directors received any non-equity incentive plan compensation or deferred compensation.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, of awards pursuant to the Company’s 1996 Non-Employee Director Stock Option Plan and may include amounts from awards granted both in and prior to 2007. The methods used in the calculation of these amounts are described in Notes B and J to the Company’s audited financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008. As required, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. The actual amount realized by the Director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. The assumptions used in valuing the stock option grants to each of the respective named directors in accordance with SFAS No. 123R are discussed in Footnote J to the Company’s consolidated financial statements in the Annual Report on Form 10-K.

(3)	Each Director, except Mr. Tanner, was granted an option to purchase 5,000 shares of the Company’s Class A Common Stock on May 31, 2007, under the Company’s Non-Employee Director Stock Option Plan at an exercise price of $38.555, the average of the high and low price of such stock on the date of grant. All options are fully-vested as of the date of grant.

(4)	Includes payment of $3,000 earned in December 2007, but paid in March 2008.

(5)	Mr. Tanner was granted two options to purchase the Company’s Class A Common Stock on October 29, 2007 upon his election as a director of the Company. Both options have an exercise price of $53.395, the average of the high and low price of the stock on the date of grant, and are fully-vested as of the date of grant. One option was for 3,000 shares, representing the pro-rata share of the annual grant made to Directors upon their election as a Director and the second option was for 5,000 shares, as a one-time grant upon his initial election to the Board of Directors.

Consideration of Nominees for Director

Identifying and Evaluating Nominees for the Board of Directors

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for director. The Committee assesses and reviews with the full Board at least annually the skills and characteristics that should be reflected in the composition of the Board as a whole. The review includes an examination of the extent to which the requisite skills and characteristics are reflected in the then current Board members and seeks to identify any particular qualifications that should be sought in new directors for the purpose of augmenting the skills and experience represented on the Board. The assessment takes into account issues of experience, judgment, age and diversity in aspects of business relevant to the Company’s affairs, all in the context of the perceived needs of the Board at that time. Candidates may come to the attention of the Committee through a number of sources, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year.

Shareholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for the Board Directors.” The same process is used for evaluating a director candidate submitted by a shareholder as is used in the case of any other potential nominee. Any shareholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee
The Boston Beer Company, Inc.
One Design Center Place, Suite 850
Boston, MA 02210

If the Company receives a communication from a shareholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chair of the Nominating/Governance Committee.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual director by submitting an email to the Company’s Board at bod@bostonbeer.com. All Directors have access to this email address. Communications that are intended specifically for non-management Directors should be sent to the email address above to the attention of the Chair of the Nominating/Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of March 17, 2008 by:

•	each person (or group of affiliated persons) known by the Company to be the beneficial owner(s) of more than five percent (5%) of the outstanding Class A Common Stock;

•	each current director of the Company, nominees and the executive officers of the Company named below in the Summary Compensation Table on page 17; and

•	all current directors and executive officers of the Company as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

Beneficial ownership is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed below. All shares are Class A Common Stock, except for shares of Class B Common Stock held by C. James Koch.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent

C. James Koch(1)(2)	4,534,060	32.7%
Martin F. Roper(1)(3)	555,579	5.4%
William F. Urich(1)(4)	144,268	*
Robert H. Hall(1)(5)	81,600	*
Thomas W. Lance(1)(6)	20,000	*
David A. Burwick(1)(7)	21,200	*
Pearson C. Cummin, III(1)(8)	73,923	*
Charles Joseph Koch(1)(9)	47,500	*
Jay Margolis(1)(10)	16,000	*
Gregg A. Tanner(1)(11)	8,000	*
Jean-Michel Valette(1)(12)	52,500	*
Barclays Global Investors, NA(13)
Barclays Global Fund Advisors 45 Fremont Street, San Francisco, CA 94105	935,776	9.5%
James H. Simons and Renaissance Technologies Corp.(13)
800 Third Avenue, New York, NY 10022	817,200	8.3%
Lord, Abbett & Co LLC(13)
90 Hudson Street, Jersey City, NJ 07302	907,986	9.3%
All Directors, Nominees for Director and Executive Officers as a group (11 people)	5,554,630	37.6%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for all Directors, nominees and named executive officers is c/o The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, MA 02210.

(2)	Includes 4,107,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, options to acquire 18,400 shares of Class A Common Stock exercisable currently or within sixty (60) days and 1,070 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested. Also includes 27,142 shares of Class A Common Stock held by Mr. Koch as custodian for the benefit of his children for which he has sole voting and investment power, but to which Mr. Koch disclaims any beneficial ownership. Does not include 29,080 shares of Class A Common Stock held by a limited liability company in which Mr. Koch’s children have a pecuniary interest, as to which Mr. Koch disclaims any beneficial ownership.

(3)	Includes options to acquire 535,783 shares of Class A Common Stock exercisable currently or within sixty (60) days and 4,339 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(4)	Includes options to acquire 142,800 shares of Class A Common Stock exercisable currently or within sixty (60) days and 1,330 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(5)	Consists of options to acquire 81,600 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(6)	Includes 8,000 restricted shares of Class A Common Stock which are not yet vested.

(7)	Includes options to acquire 21,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(8)	Includes options to acquire 50,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(9)	Includes options to acquire 42,500 shares of Class A Common Stock exercisable currently or within sixty (60) days. Does not include 1,000 shares of Class A Common Stock owned by Mr. Koch’s spouse nor 3,000 shares held in trust in which Mr. Koch disclaims any beneficial ownership.

(10)	Consists of options to acquire 16,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(11)	Consists of options to acquire 8,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(12)	Includes options to acquire 30,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(13)	Information has been derived from Schedule 13G for the year ended December 31, 2007 filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS AND
REPORT OF THE COMPENSATION COMMITTEE(1)(

Role and Composition of the Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers and directors, with overall responsibility for evaluating and approving compensation programs and policies of the Company relating to officers and directors, as well as the Company’s Employee Equity Incentive Plan that applies to all employees of the Company. This includes reviewing the competitiveness of executive compensation programs, evaluating the performance of the Company’s executive officers and approving their annual compensation and equity awards. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chairman, if a member of management, the Chief Executive Officer (“CEO”), and other senior executive officers of the Company; evaluates their performance in light of those goals and objectives; and sets the compensation level of the Chairman, the CEO and senior executive officers based on this evaluation. In discharging its responsibilities, the Compensation Committee endeavors to develop compensation structures for individual officers that reflect the responsibilities of their respective positions and past achievements with the Company, compensation awarded to them in the past, and compensation awarded to executives at companies considered comparable by the Compensation Committee, as well as the Company’s performance and return to shareholders. The specific authority and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which may be found on the Company’s web site, www.bostonbeer.com.

The Compensation Committee is comprised of three (3) members, each of whom meets the independence requirements established by the New York Stock Exchange. The Committee met seven (7) times in 2007, with all members present and acting throughout, except that Mr. Burwick was not able to attend one meeting and Mr. Margolis was not able to attend another meeting. Other independent Directors usually attended each of the meetings, but have no vote. The Chairman and CEO attended each of the meetings, but recused themselves when the matters of their performance evaluation and compensation were discussed.

The Committee has the authority to retain outside advisors to assist it in carrying out its duties and responsibilities. The Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), a nationally-recognized consulting firm specializing in executive compensation, to provide it with competitive benchmarking for executive compensation and to assist the Committee in developing a long-term incentive strategy. The initial benchmarking study was conducted in late 2004 and a new benchmarking study was conducted at the request of the Compensation Committee in the Fall of 2007. Pearl Meyer was directly accountable to the Committee and does not provide any other services for the Company.

((1) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Philosophy and Practice

The Company operates in the highly competitive alcoholic beverages industry. The key objectives of the Company’s executive compensation programs are to attract, motivate and retain executives who drive the Company’s success. The Company achieves these objectives through a compensation philosophy that provides employees with a distinctive overall compensation package under which performers have the opportunity to earn competitive compensation over the long term through a combination of base salary and cash and equity awards based on performance. These programs are designed to (i) provide executives with competitive cash and stock compensation with a significant portion of total compensation at risk tied to individual performance and Company performance, as well as the creation of shareholder value; (ii) provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and (iii) encourage executives to act as owners with an equity stake in the Company.

Components of Executive Compensation

Compensation of the Company’s executives is substantially weighted towards performance-based compensation. Salary generally constitutes 40% to 60% of the total compensation of the Company’s executive officers (excluding the CEO and the Chairman), with the remainder being bonuses and equity compensation, both of which are primarily performance-based. For executives and other senior managers of the Company, the proportion of compensation provided by equity and the proportion of total compensation at risk increases with the level of responsibility and ability to impact the value of the business. In 2007, of the total compensation paid to the Company’s current executive officers named elsewhere in this Proxy Statement other than the CEO and Chairman, and not taking into account an option and a restricted stock award granted to one executive officer as a part of his initial compensation package upon joining the Company, salary constituted 41% to 61%, bonuses (based on 2007 performance) constituted 13% to 25%, and equity compensation, all of which was through performance-based stock options, constituted 19% to 39%.

Base Salary.  Base salaries are determined based on a variety of factors, including the executive’s scope of responsibilities, tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. Base salaries are set at levels that allow the Company to attract and retain superior managers that will enable the Company to deliver on its business goals. Base salaries are reviewed annually and may be adjusted after considering the above factors.

The CEO makes recommendations to the Compensation Committee for base salaries for each executive officer, excluding the Chairman and the CEO, and the Chairman makes the recommendation to the Compensation Committee for the base salary for the CEO. When setting the base salaries of these executive officers, the Committee, while considering the recommendations of the CEO and the Chairman, makes the final determination based on the factors listed above and the executive officer’s performance during the previous year.

Bonus.  Executives have the opportunity to earn a bonus based on a percentage of their base salary. Criteria for these executive bonuses are determined based on a combination of qualitative and quantitative measures, the details of which are established each year for each executive as performance goals. These goals will vary for each executive based on his/her responsibilities and role within the Company and may include financial or strategic measures, including, among others, sales, profitability, brand health, quality, cost reductions, customer satisfaction and other strategic initiatives. The goals are intended to require performance beyond the expected that results in matching or exceeding the Company’s plan. Individual bonus awards reflect the individual’s performance compared to his/her performance goals for the year, as well as the overall performance of the Company.

The CEO makes recommendations to the Committee for the Company-wide performance goals and the bonus goals and weighting for each executive officer, including those of the CEO and Chairman. The CEO also provides the Committee with his assessment of the performance of each executive against his/her bonus goals and proposed bonus payout. When determining the bonus structure and goals and the bonus payout for executive officers, the Committee, while considering the recommendations of the CEO, makes the final determination based on the factors listed above and the executive officer’s performance, and that of the department that he/she led during the year relative to the performance-based goals. The determination of the bonus earned is generally made within the first three months after the end of the fiscal year, allowing sufficient time to assess the achievement of the bonus goals.

On occasion, additional bonuses in excess of those calculated to have been earned have been given by the Compensation Committee in recognition of exceptional performance.

Equity Compensation

Discretionary Stock Options.  Under the Company’s Employee Equity Incentive Plan (the “EEIP”), employees are eligible to receive stock option grants. While generally granted on an annual basis, all option grants are discretionary and may be granted by the Board, upon the recommendation of the Committee, at any time. Although rare, under certain circumstances, such as the hiring of a new executive officer, as a part of a performance review, a promotion or making a mid-year compensation adjustment, options may be granted at other times during the year and/or with different vesting and performance criteria.

Most of the options granted by the Company vest over a 5-year period, at the rate of 20% each year, and have a term of 10 years. Recently, options have been granted only to executive officers and other senior managers of the Company and in most cases vesting has been contingent on the Company achieving certain performance criteria in the fiscal year immediately following the date of grant. That is, the number of shares as to which the option shall become exercisable in any year, if any, is dependent upon the Company’s performance as measured against a benchmark, as determined by the Company’s Board of Directors. The performance-based options frequently have two tiers of criteria and provide that, in the event the criteria in either tier or both tiers are not met, the option lapses as to 50% or all of the shares that would have vested had the performance criteria been satisfied. Each year, the conditions for vesting are determined by the Board of Directors for the performance-based options that are granted in that year. The Committee believes that stock options are an effective way to reward executives and senior managers, as they provide significant equity compensation if the value of the Company increases; and the performance-based vesting is intended to provide such compensation only if the Company’s performance exceeds benchmarks.

In October of each year, the CEO makes preliminary recommendations to the Committee for stock option grants to each of the other executive officers and senior managers, as well as the Company’s performance criteria which will determine vesting and his assessment of the executive’s expected future contributions to the Company and past performance. Then, in December, the Committee makes its recommendation to the Board of Directors, which makes the final determination of all discretionary stock option grants. When determining the size of the stock option grant and vesting criteria for executive officers, the Committee, while considering the recommendations of the CEO, makes its determination based on the factors listed above. Generally, all grants are effective January 1 of the following year and are priced at fair market value as of January 1. In the years 1999-2002, some options granted to certain executive officers were priced at a premium to fair market value. These options have now either been exercised or have lapsed. In 2007, contingent-vesting options to executive officers and certain senior managers, excluding the CEO and the Chairman, were granted for a total of 135,100 shares.

Restricted Stock Awards.  In December 2005, the Board of Directors, acting on the recommendation of the Compensation Committee, amended the EEIP to provide for the issuance of restricted stock to eligible employees. As with discretionary options, restricted stock awards are generally granted on an annual basis on January 1. The first such awards were made on January 1, 2006. These shares of restricted stock vest over a 5-year period, at the rate of 20% per year. Vesting is generally not tied to any performance criteria, although in 2007 two senior managers of the Company were awarded restricted stock with vesting dependent upon certain performance criteria. The performance criteria were not met and, hence, these two awards were cancelled in 2008. Restricted stock awards are generally granted to senior managers and key employees of the Company, who are not as directly involved in the overall performance of the Company. Restricted stock has value even if the share price decreases after the date of the award, and, therefore, is a more effective retention tool for these employees. The Company generally does not grant restricted stock awards to its most senior executives (approximately seven individuals, including each of the named executive officers), as the Company currently believes that their equity compensation should be tied to the performance of the Company through stock options as described above.

As with options, each year in October, the CEO makes recommendations to the Committee for restricted stock awards to senior managers and key employees, along with his assessment of each employee’s expected future contributions to the Company and past performance. When determining the size of the restricted stock awards, the

Committee, while taking into consideration the recommendations of the CEO, makes its determination based on the factors listed above. The Committee then makes its recommendation to the Board of Directors which, in December, makes the final determination of all restricted stock awards. As with stock options, restricted stock awards are effective January 1 of the following year and are valued at fair market value as of January 1. In 2007, awards of 43,208 shares of restricted stock were made to senior managers and key employees of the Company, including 10,000 shares to a new executive officer as part of the total compensation package to entice him to join the Company.

Investment Shares.  Also under the EEIP, all employees who have been employed by the Company for at least one year may purchase such number of shares of the Company’s Class A Common Stock as have a value, as determined pursuant to the EEIP, no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum investment of $17,500. After two full years of service, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service and the maximum discount is 40%. In December 2005, the Committee evaluated the participation in this Investment Share program by the CEO and Chairman and concluded that they were receiving adequate equity compensation opportunities through other EEIP programs. Therefore, on the recommendation of the Compensation Committee, the Board of Directors adopted a policy precluding the Chairman and the CEO from further participation in the Investment Share program, effective January 1, 2006. Other executive officers continue to be able to participate in the program. Investment Shares vest at the rate of 20% per year over the 5-year period commencing on the date of purchase, contingent on continued employment with the Company.

Executive Benefits

In 2007, the Company’s executives were eligible for the same level and offering of benefits as were made available to other employees, including the Company’s 401(k) plan and welfare benefit programs. The Company provides no additional benefits to its executives.

How Executive Pay Levels are Determined

The Compensation Committee considers a number of factors in determining executive compensation, including, but not limited to, individual performance, responsibility level, role within the Company, tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. As noted above, in 2004, the Committee retained Pearl Meyer to perform a benchmarking executive compensation study of a peer group consisting of 11 companies in the food, beverage and consumer products industry with similar revenue and market capitalization. In the fall of 2007, Pearl Meyer was retained to provide an updated competitive analysis of executive compensation. For the 2007 study, an expanded peer group of 21 publicly-traded companies in the consumer products industry was selected, including companies with well-known, high-end product brands and revenue and market capitalization similar to the Company. The Company’s executives (not including the Chairman) were matched against the market, based on similarity of job content and firm revenue. All elements of compensation were assessed, namely, base salary, actual total cash compensation (base salary plus the actual bonus paid in the previous year), target total cash compensation (base salary plus target bonus award opportunity) and long-term incentives. The Committee applied the knowledge gained through this study in evaluating executive compensation for 2008.

The Committee uses tally sheets that ascribe dollar amounts to the components of executive officer compensation, including salary, bonus and equity compensation. It also tabulates gains made by the executive officers through the exercise of options, unrealized gains in vested options and potential gains from unvested options at current market prices.

How the Company’s Use of Equity Compensation is Determined

As described above, based upon an overall review of equity compensation in the prior year, using the Pearl Meyer benchmarking study and a survey of executive officers and senior managers regarding their preference in type of equity compensation, the Company’s compensation and retention strategy in 2007 included the use of stock options and restricted stock awards, as well as the continued availability of Investment Shares for purchase by all eligible employees (except the CEO and Chairman). The level of usage of discretionary options and restricted stock awards was determined based on factors such as individual performance and contribution to the Company’s performance, the desired mix of cash and equity pay for different individuals, and, to a limited extent, the compensation levels at comparable companies relative to the Company’s target compensation levels. Each year, the Compensation Committee, taking into consideration the recommendations of the CEO and the Chairman, determine the appropriate usage, balancing these factors against the projected needs of the business, as well as financial considerations, including the projected impact on shareholder dilution. The Company emphasizes differentiation in executive compensation, with greatest emphasis on performers and individuals who significantly impact, or who have the potential to significantly impact, the Company’s business.

Executive Compensation Recovery Policy

The Committee has adopted an executive compensation recovery policy which applies to executive officers and the corporate controller. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets, if an executive officer engaged in intentional misconduct that resulted in an increase in his or her incentive income. Incentive income includes income related to annual bonuses, discretionary options and restricted stock awards.

Compensation of the Chief Executive Officer

The Committee reviewed and approved the compensation paid to Martin F. Roper as the Company’s CEO during 2007. In February 2007, the Committee set Mr. Roper’s annual base salary for 2007 at $635,000 and approved a bonus against his 2006 performance objectives of $798,600. In December 2006, the Committee established Mr. Roper’s 2007 bonus opportunity at 80% of his 2007 salary, with an incremental opportunity equal to 64% of his 2007 salary tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. Mr. Roper’s objectives for 2007 as a percentage of his bonus opportunity, including the out-performance goals, were approximately (i) depletions growth — 50.0%, (ii) delivered gross profit and margin — 11.1%, (iii) long-term security of supply — 11.1%, (iv) cost reductions and other strategic initiatives — 5.6%, (v) upgrading certain organizational capabilities — 5.6% and (vi) stock price — 16.7%. In February 2008, the Committee reviewed Mr. Roper’s achievements against his 2007 bonus opportunities. They determined that he satisfied 90% of his base bonus goals and 31.25% of his stretch bonus goals and, hence, approved a bonus of $584,200 for 2007 performance.

During 2007, the Chairman recommended to the Compensation Committee that a long-term incentive compensation program be put in place to encourage the long-term retention of Mr. Roper as CEO of the Company. In July 2007, upon the recommendation of the Committee, the Board of Directors granted Mr. Roper, effective as of August 13, 2007, an option to purchase 180,000 shares of the Company’s Class A Common Stock with a purchase price at the fair market value of the underlying stock on the date of grant. Mr. Roper’s right to exercise this option becomes fully vested on August 13, 2013 so long as Mr. Roper continues to be employed by the Company or an affiliate of the Company. This option may be exercised sooner if there should be a change in control of the Company’s Class B Common Stock. Vesting is not otherwise contingent on performance-based criteria. This option expires on August 11, 2017.

The Compensation Committee, working with the Chairman, then embarked upon further study of long-term compensation strategies to provide the CEO with compensation comparable to that which he could receive elsewhere. The Pearl Meyer competitive analysis was used to provide benchmarking for CEO compensation and to evaluate types of equity incentive compensation that might be used to accomplish this objective. A nationally-recognized valuation firm was engaged by the Company on behalf of the Compensation Committee to conduct financial modeling used to help the Committee evaluate various strategies for providing long-term incentives for the CEO. After significant study and consultation with these advisors and others, upon the recommendation of the Chairman, at a combined meeting of the Committee and the Board of Directors in December 2007, a long-term variable price option grant to Mr. Roper for 753,864 shares of the Company’s Class A Common Stock effective January 1, 2008 was approved. This option had a value of approximately $6.34 million at the date of grant. The exercise price of the option is indexed to the broader market, subject to a cap, and will have value only to the extent that market price of the Company’s Class A Common Stock exceeds the broader market index. The Committee believes that this will provide Mr. Roper with significant incentive to cause the Company to out-perform other companies as well as provide him with a corresponding opportunity to benefit from the long-term out-performance of the Company’s stock price. The option vests 20% on January 1 in each of the years 2014 through 2018, contingent on Mr. Roper’s continued employment with the Company. The option provides for certain acceleration of vesting in the event of a change of control of the Company’s Class B Common Stock and Mr. Roper has the right to participate in a transaction giving rise to such a change in control, to the extent that the option then becomes exercisable.

In December 2007, the Committee established bonus opportunities for Mr. Roper in 2008 equal to 80% of his 2008 salary, with an incremental 64% tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. The bonus opportunities and related objectives for 2008 as a percentage of Mr. Roper’s 2008 salary, including the out-performance goals, are (i) depletions growth — 60%, (ii) delivered gross profit and margin, resource efficiencies and cost reductions — 20%, (iii) successful start-up of Pennsylvania brewery — 60% and (iv) operational improvements at the Cincinnati brewery — 4% . In February 2008, the Compensation Committee approved a 5% increase in Mr. Roper’s annual base salary for 2008 to $666,750.

The 2004 Pearl Meyer benchmarking study of executive compensation presented to the Compensation Committee in February 2005 placed Mr. Roper’s total cash compensation near the median of the peer group and his long-term equity compensation substantially below the median of the peer group. Since then, the Committee has continued to provide opportunities for bonuses based on performance and has granted three options to purchase a total of 1,233,864 shares of the Company’s Class A Common Stock (300,000 shares in June 2005 with vesting contingent on the Company out-performing plan, 180,000 shares in August 2007 vesting in 2013, and 753,864 shares in January 2008 at a variable price based on stock performance that begin vesting in 2014) intended to provide long-term incentives based on continued employment with the Company. Taking into account the competitive information gained from the 2007 Pearl Meyer analysis, the Committee believes that Mr. Roper’s compensation is appropriate based on his responsibilities, performance level and contribution to the Company and is structured in a way to provide Mr. Roper with appropriate incentives and rewards for superior performance.

The Summary Compensation Table sets forth all compensation received by Mr. Roper during fiscal year 2007. There is no Company-sponsored retirement program for Mr. Roper other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above, except that, until October 2006, Mr. Roper did have the benefit of a parking space with a value of $385 per month. Mr. Roper does not have a change of control arrangement, other than an acceleration of the vesting of the options granted under the EEIP. Mr. Roper does not have a severance arrangement with the Company.

Compensation of Chairman

The Compensation Committee also reviewed and approved the compensation paid to C. James Koch, the Chairman and a full-time employee of the Company, in 2007. In February 2007, the Committee set Mr. Koch’s annual base salary for 2007 at $260,000, a 4% increase over his 2006 base salary. In addition, in February 2007, the Committee approved a bonus of $250,000, based on its assessment of the overall performance of the Company in 2006. Upon the recommendation of the Committee, the Board granted to Mr. Koch an option to acquire 12,000 shares of the Company’s Class A Common Stock under the EEIP in January 2007, with vesting contingent on the Company’s performance as measured against a benchmark determined by the independent members of the Company’s Board of Directors. In December 2006, the Committee established bonus opportunities for Mr. Koch in 2007 equal to 100% of his 2007 salary. The objectives for 2007 as a percentage of Mr. Koch’s bonus opportunities are (i) depletions growth — 30%, (ii) relative depletions growth — 30%, (iii) delivered gross profit — 15%, and (iv) stock price — 25%. In December 2007, upon the recommendation of the Committee, the Board of Directors granted an option to Mr. Koch for 12,000 shares of the Company’s Class A Common Stock, with vesting contingent on the Company’s performance as measured against a benchmark determined by the independent members of the Company’s Board of Directors. In February 2008, the Committee approved a bonus for 2007 of $195,000, based on its assessment that Mr. Koch achieved 75% of those objectives in 2007.

In December 2007, the Compensation Committee established a bonus opportunity for Mr. Koch for 2008 equal to 100% of his 2008 salary. The objectives for 2008 as a percentage of Mr. Koch’s bonus opportunities are

(i) depletions growth — 40%, (ii) delivered gross profit and margin and other resource efficiencies — 25%, and (iii) successful start-up of the Pennsylvania brewery — 35%.

The Committee believes that Mr. Koch’s compensation is significantly lower than appropriate based on his responsibilities, performance level and contribution to the Company. However, Mr. Koch has declined to accept a base salary that the Committee considers to be competitive, in part because of his significant ownership interest in the Company. In February 2008, the Committee set Mr. Koch’s base salary for 2008 at $273,000, representing a 5% increase over 2007.

The Summary Compensation Table sets forth all compensation received by Mr. Koch during fiscal year 2007. There is no Company-sponsored retirement program for Mr. Koch other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above. Mr. Koch does not have a change of control arrangement other than an acceleration of the vesting of the options granted under the EEIP nor does he have a severance arrangement with the Company.

Compensation of Executive Officers Other than the CEO and Chairman

In 2007, the base salary of the current executive officers other than the CEO and Chairman named in the 2006 Proxy Statement ranged from $275,000 to $355,000. The Compensation Committee carefully reviewed the data provided by Pearl Meyer in its 2007 benchmarking study and applied the knowledge gained in evaluating the recommendations made by the CEO for salary adjustments for 2008 and for setting the salary for Mr. Grinnell, who was promoted to the position of Vice President of Brewing effective January 1, 2008. The Committee concluded that the base salaries for each of the executive officers were within the appropriate range for his job responsibilities.

In 2007, the overall bonus potential for executive officers other than the CEO and the Chairman ranged from 30% to 50% of their base salaries, with between 30% and 40% of the bonus potential based on the achievement of the Company-wide goals and between 60% and 70% based on the achievement of goals specifically set for each officer. The Company-wide bonus goals consisted of meeting the targeted depletions growth, cost savings and efficiencies and maintaining brand health. In February 2008, the Compensation Committee determined that these Company-wide goals had been achieved. Then, after careful review of the individual bonus goals of each executive officer for 2007 and the level of achievement of those goals, taking into consideration certain other factors regarding overall performance, the Committee awarded bonuses for 2007 achievements to the executive officers, which, for officers other than the CEO and the Chairman, ranged from 21% to 47% of base salary.

For 2008, the bonus potential for such executives was increased so that the range is from 50% to 60% of their base salary, with 20% to 30% of the bonus potential based on achievement of the Company-wide goals and with 70% to 80% based on the achievement of goals specifically set for each officer. The Company-wide goals for 2008 are meeting the target growth in depletions, achieving the targeted cost efficiencies or savings and maintaining brand health. The increase in individual bonus opportunities for some of the executives reflected the importance to the Company of achieving a successful acquisition and operation of the Pennsylvania brewery.

Tax Limitation

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its named executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Mr. Roper’s bonuses and stock option grants have been approved by the sole holder of the Company’s Class B Common Stock, who acts with sole authority on such matters, in accordance with the requirements of Section 162(m).

The Compensation Committee does not presently expect that total cash compensation to any individual executive that is not performance-based will exceed $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests. The Company has not adopted a policy that all executive compensation be fully deductible.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement on Schedule 14A.

The Compensation Committee:
David A. Burwick, Chair
Pearson C. Cummin, III
Jay Margolis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 29, 2007, the members of the Compensation Committee were David A. Burwick (Chair), Pearson C. Cummin, III and Jay Margolis. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007.

EXECUTIVE OFFICERS OF THE COMPANY

Information with respect to executive officers of the Company is set forth below. The executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

C. James Koch, 58, currently serves as Chairman and Clerk of the Company. Mr. Koch founded the Company in 1984 and was the Chief Executive Officer from that time until January 2001.

Martin F. Roper, 45, was appointed Chief Executive Officer of the Company in January 2001, and has been President of the Company since December 1999, after having served as its Chief Operating Officer since April 1997. He joined the Company as Vice President of Operations in September 1994.

William F. Urich, 51, was appointed Chief Financial Officer and Treasurer of the Company in September 2003. Prior to joining the Company, Mr. Urich had been the Chief Financial Officer of Acirca, Inc., a producer of organic foods and beverages, from 2001 to 2003. From 1998 to 2000, Mr. Urich served as Vice President Finance and Business Development for United Distillers & Vintners, a subsidiary of Diageo, PLC, and from 1995 to 1998 as its Vice President Finance and Treasurer.

Robert H. Hall, 47, serves the Company as Vice President of Brand Development. Prior to joining the Company in June 2000, Mr. Hall had been employed by Kellogg Company from 1993 to 2000, where he held the positions of Vice President Marketing, US Natural and Functional Foods Division, and Vice President Global Cereal Innovation, North America.

Thomas W. Lance, 54, joined the Company as Vice President of Operations in January 2007. Prior to joining the Company, Mr. Lance had served as Executive Vice President of Ken’s Foods, Inc., a food product manufacturer located in Marlborough, MA, from January 2001 to January 2007. Prior to joining Ken’s Foods, Mr. Lance held a number of positions in operations with Bausch and Lomb, a manufacturer of vision care products located in Rochester, NY.

John C. Geist, 48, was appointed Vice President of Sales of the Company in February 2007, after serving as National Sales Manager of the Company since December 1998. Mr. Geist came to the Company in 1997 from a large alcohol beverage distributor where he had been a sales manager.

David A. Grinnell, 50, was appointed Vice President of Brewing of the Company effective January 2008, after serving as Director of Quality and Brewing of the Company since 2001. Mr. Grinnell came to the Company in 1988 from New Amsterdam Brewing Company, where he was a founding member.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer, the Chief Financial Officer and the Company’s three (3) most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, whose total annual compensation exceeded $100,000 for all services rendered in all capacities to the Company for the Company’s most recent fiscal year.

SUMMARY COMPENSATION TABLE OF EXECUTIVE OFFICERS
FOR FISCAL YEAR ENDED DECEMBER 29, 2007

				Stock	Option		All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)	Awards($)(2)	Awards ($)(2)		Compensation($)(7)	Total ($)

Martin F. Roper	2007	$635,000	$584,200	—	$920,596		$7,538	$2,147,334
President & Chief Executive Officer	2006	$606,700	$798,600	—	$1,018,743	(3)	$7,388	$2,431,431
William F. Urich	2007	$334,000	$148,630	—	$320,372		$7,538	$810,540
Treasurer & Chief Financial Officer	2006	$318,000	$150,000	—	$279,477	(4)	$7,388	$754,865
C. James Koch	2007	$260,000	$195,000	—	$113,851		$7,538	$576,389
Chairman	2006	$250,000	$250,000	—	$64,899		$7,388	$572,287
Robert H. Hall	2007	$355,000	$142,000	—	$175,725		$7,538	$680,263
Vice President of Brand Development	2006	$341,000	$150,000	—	$121,603	(5)	$7,388	$619,991
Thomas W. Lance	2007	$282,692	$127,211	$63,617	$0	(2)(6)	$4,250	$477,770
Vice President of Operations	2006	—	—	—	—		—	—

(1)	Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, of awards pursuant to the Company’s Employee Equity Incentive Plan and may include amounts from awards granted both in and prior to 2007. The methods used in the calculation of these amounts are described in Notes B and J to the Company’s audited financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008. As required, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. The actual amount realized by the officer will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. The assumptions used in valuing the stock option awards to each of the respective named executive officers in accordance with SFAS No. 123R are discussed in Footnote J to the Company’s consolidated financial statements in the Annual Report on Form 10-K.

(3)	Excludes dollar value of $27,488 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(4)	Excludes dollar value of $18,325 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(5)	Excludes dollar value of $18,325 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(6)	Mr. Lance was granted an option for 80,000 shares, the vesting of which will not be determined until January 2009. Therefore, no dollar amount is recognized at this time.

(7)	Includes annual group life insurance premium and Company matching contributions under the Company’s 401(k) plan paid in the respective year.

The Company has not paid or provided any perquisites to any of its officers, either individually or in the aggregate, in excess of $10,000. Not included in the above Summary Compensation Table are shares of the Company’s Class A Common Stock purchased by such officers at a discount under the Company’s EEIP (the “Investment Shares”). Under the Investment Share program, all employees who have been with the Company for at least one year have the opportunity to purchase Investment Shares, and after two years of employment, Investment Shares may be purchased at a discount. Eligible employees may purchase Investment Shares in January of each year and may pay for such stock through payroll deduction throughout the year. The Investment Shares vest at the rate of 20% per year commencing on the following January 1st. As noted in the Compensation Discussion and Analysis, in December 2005, the Board of Directors, on the recommendation of the Compensation Committee, determined that the Chairman and the Chief Executive Officer of the Company would no longer be eligible to purchase Investment Shares, effective January 1, 2006. Other executive officers are still eligible to participate in the investment share plan. At December 29, 2007, Messrs. Koch, Roper and Urich held unvested ISP Shares.

The following table sets forth certain information concerning grants of stock options of the Company’s Class A Common Stock made during the year ended December 29, 2007 to the executive officers named below:

GRANTS OF PLAN-BASED AWARDS TO EXECUTIVE OFFICERS
IN FISCAL YEAR ENDED DECEMBER 29, 2007

					Estimated Future Payouts Under				Exercise or		Grant Date
					Equity Incentive Plan Awards(4)			All Other	Base Price	Closing Price	Fair Value
	Grant		Approval		Threshold	Target	Maximum	Stock	of Option	on Date of	of Option
Name	Date		Date		(#)	(#)	(#)	Awards (#)	Awards ($/sh)(6)	Grant ($/sh)(6)	Awards

Martin F. Roper	8/13/07	(1)	7/31/07	(1)	—	—	180,000 (5)	—	$43.55	$44.34	$3,490,272
President & Chief Executive Officer
William F. Urich	1/1/07	(2)	12/19/06	(2)	4,500	9,000	9,000	—	$35.98	$35.98	$116,401
Treasurer & Chief Financial Officer
C. James Koch	1/1/07	(2)	12/19/06	(2)	6,000	12,000	12,000	—	$35.98	$35.98	$155,201
Chairman
Robert H. Hall	1/1/07	(2)	12/19/06	(2)	7,000	14,000	14,000	—	$35.98	$35.98	$178,047
Vice President of Brand Development
Thomas W. Lance	1/29/07	(3)	1/26/07	(3)	40,000	80,000	80,000	10,000 (3)	$34.70	$34.97	$1,046,618
Vice President of Operations

(1)	At the July 31, 2007 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted this option effective as of August 13, 2007, with an exercise price being the close price of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

(2)	At the December 19, 2006 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted the options effective as of January 1, 2007, with an exercise price being the close price of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

(3)	At the January 26, 2007 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted an option effective as of January 29, 2007, with an exercise price being the close price of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant and a restricted stock award for 10,000 shares.

(4)	Each option vests at 20% per year provided certain criteria are met. The vesting of each option is contingent on the Company achieving certain performance criteria; that is, the number of shares as to which the option shall become exercisable in any year is dependent upon the Company’s performance as measured against a benchmark determined by the Company’s Board of Directors. If the threshold is reached or exceeded, but the target is not met, 50% of the number of shares would be eligible to vest in accordance with the vesting schedule. If the target is reached or exceeded, 100% of the number of shares shall be eligible to vest in accordance with the vesting schedule. In February, 2008, the Compensation Committee determined that the target had been reached and, hence, 100% of the shares will vest in accordance with the vesting schedule for Messrs. Hall, Koch and Urich. In February 2009, the Compensation Committee will determine if the target has been reached and the percentage of the shares which shall vest in accordance with the vesting schedule for Mr. Lance.

(5)	So long as Mr. Roper continues to be employed by the Company or an affiliate of the Company on August 13, 2013, the option shall become exercisable in full, subject to accelerated vesting in the event of a change in control.

(6)	The exercise price was the close price of the stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant. The effective date of the grant of the options to Messrs. Hall, Koch, and Urich was a date on which the market was closed, and, accordingly, the closing price on the date of grant is deemed to be the closing price on the day immediately prior to the effective date of the option grant.

The following sets forth information regarding outstanding equity awards granted to the named executive officers, as well as option exercises and stock vested, at December 29, 2007. Those performance-based options that had not either vested or lapsed as of December 29, 2007 are considered unexercised and unearned.

OUTSTANDING EQUITY AWARDS
TO EXECUTIVE OFFICERS AT DECEMBER 29, 2007

	Option Awards								Stock Awards
					Equity Incentive				No. of	Market
	No. of		No. of		Plan Awards:				Shares	Value
	Securities		Securities		No. of Securities				of Stock	of Shares
	Underlying		Underlying		Underlying				That	That
	Unexercised		Unexercised		Unexercised		Option	Option	Have	Have
	Options (#)		Options(#)		Unearned		Exercise	Expiration	Not	Not
Name	Exercisable		Unexercisable		Options(#)		Price($)	Date	Vested(#)	Vested($)

Martin F. Roper	168,663	(1)	—		—		$14.00	9/15/2009
President & Chief	56,220	(2)	—		—		$9.0133	9/15/2009
Executive Officer	14,000	(3)	—		—		$7.15625	1/1/2010
	58,900	(4)	—		—		$8.625	6/12/2010
	20,000	(5)	—		—		$17.545	1/1/2012
	16,000	(6)	4,000	(6)	—		$14.47	1/1/2013
	1,000	(8)	—		—		$16.64	4/1/2008
	2,000	(9)	—		—		$18.81	4/1/2008
	2,000	(10)	2,000	(10)	—		$20.98	4/1/2008
	12,000	(11)	8,000	(11)	—		$18.465	1/1/2014
	3,000	(12)	—		9,000	(12)	$21.14	1/1/2015
	—		—		300,000	(13)	$22.425	6/28/2015
	—		—		180,000	(14)	$43.55	8/11/2017
William F. Urich	95,000	(15)	25,000	(15)	—		$15.835	9/8/2013
Treasurer & Chief	40,000	(15)	10,000	(15)	—		$18.00	9/8/2013	—	—
Financial Officer	2,000	(16)	—		6,000	(16)	$21.14	1/1/2015
	2,000	(17)	8,000	(17)	—		$24.95	1/1/2016
	—		—		9,000	(18)	$35.98	1/1/2017
C. James Koch	2,000	(7)	—		—		$14.47	4/1/2008
Chairman	2,000	(8)	—		—		$16.64	4/1/2008	—	—
	2,000	(9)	—		—		$18.81	4/1/2008
	2,000	(10)	2,000	(10)	—		$20.98	4/1/2008
	3,000	(19)	12,000	(19)	—		$26.07	1/1/2016
	—		—		12,000	(18)	$35.98	1/1/2017	—	—

Option Awards	Stock Awards
Equity Incentive	No. of	Market
No. of	No. of	Plan Awards:	Shares	Value
Securities	Securities	No. of Securities	of Stock	of Shares
Underlying	Underlying	Underlying	That	That
Unexercised	Unexercised	Unexercised	Option	Option	Have	Have
Options (#)	Options(#)	Unearned	Exercise	Expiration	Not	Not
Name	Exercisable	Unexercisable	Options(#)	Price($)	Date	Vested(#)	Vested($)

Robert H. Hall	36,000	(4)	—	—	$8.625	6/12/2010
Vice President of	4,000	(7)	—	—	$14.47	4/1/2008	—	—
Brand Development	4,000	(8)	—	—	$16.64	4/1/2008
4,000	(9)	—	—	$18.81	4/1/2008
4,000	(20)	4,000	(20)	—	$20.98	4/1/2008
8,100	(11)	5,400	(11)	—	$18.465	1/1/2014
2,000	(16)	—	6,000	(16)	$21.14	1/1/2015
3,600	(17)	14,400	(17)	—	$24.95	1/1/2016
—	—	14,000	(18)	$35.98	1/1/2017
Thomas W. Lance	—	—	80,000	(21)	$34.70	1/22/2017	10,000	(22)	$376,500
Vice President of Operations

(1)	18,741 shares vested 9/15/96; 37,482 shares vested 9/15/97; 56,223 shares vested 9/15/98; 37,482 shares vested 9/15/99; and 18,735 shares vested 9/15/00.

(2)	Shares vested 9/6/95.

(3)	Option granted 1/1/00 and shares vested at the rate of 20% per year commencing one year after date of grant.

(4)	Option granted 6/12/00 and shares vested at the rate of 20% per year commencing one year after date of grant.

(5)	Option granted 1/1/02 and shares vested at the rate of 20% per year commencing one year after date of grant.

(6)	Option granted 1/1/03 and shares vest at the rate of 20% per year commencing one year after date of grant.

(7)	Shares vested on 1/1/04.

(8)	Shares vested on 1/1/05.

(9)	Shares vested on 1/1/06.

(10)	2,000 shares vested on 1/1/07 and 2,000 shares will vest on 1/1/08.

(11)	Option granted 1/1/04 and shares vest at the rate of 20% per year commencing one year after date of grant.

(12)	Option provides that 3,000 shares vested on 5/31/07 due to certain performance criteria being met; 3,000 shares will vest on 5/31/08 if certain performance criteria are met; 3,000 shares will vest on 5/31/09 if certain performance criteria are met; 3,000 shares will vest on 5/31/10 if certain performance criteria are met.

(13)	180,000 shares will vest on 5/1/08 if certain performance criteria are met and 120,000 shares will vest on 5/1/10 if certain performance criteria are met.

(14)	180,000 shares will vest on 8/13/08.

(15)	Options granted 9/8/03 and shares vest at the rate of 20% per year commencing one year after date of grant.

(16)	Option provides that 2,000 shares vested on 5/31/07 due to certain performance criteria being met; 2,000 shares will vest on 5/31/08 if certain performance criteria are met; 2,000 shares will vest on 5/31/09 if certain performance criteria are met; 2,000 shares will vest on 5/31/10 if certain performance criteria are met.

(17)	Option granted 1/1/06 and shares will vest at the rate of 20% per year due to certain performance criteria being met as of 3/1/07.

(18)	Option granted 1/1/07 and shares will vest at the rate of 20% per year (as of January 1st each such year) if certain performance criteria are met as of 3/1/08. If target performance is met or exceeded, 100% of the shares will vest; if only threshold performance is met, 50% of the shares will vest; if threshold performance is not achieved, then option will lapse. In February 2008, it was determined that the target performance was exceeded, hence all shares will vest in accordance with the vesting schedule.

(19)	Option granted 2/16/06 and shares will vest at the rate of 20% per year due to certain performance criteria being met as of 3/1/07.

(20)	4,000 shares vested on 1/1/07 and 4,000 shares will vest on 1/1/08.

(21)	Option granted 1/29/07 and shares will vest at the rate of 25% per year (as of January 22nd each such year) if certain performance criteria are met as of 1/22/09. If target performance is met or exceeded, 100% of the shares will vest; if only threshold performance is met, 50% of the shares will vest; if threshold performance is not achieved, then option will lapse.

(22)	Restricted Stock awarded 1/29/07 and shares vest at a rate of 20% per year commencing 1/22/08.

The following sets forth, as of December 29, 2007, information regarding options exercised by the named executive officers during the fiscal year ended December 29, 2007, as well as information regarding the value realized on such exercise. Other than Mr. Lance, none of the named executive officers have been granted any stock awards.

OPTION EXERCISES BY EXECUTIVE OFFICERS
DURING FISCAL YEAR ENDED DECEMBER 29, 2007

	No. of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise($)

Martin F. Roper	76,040	$1,795,719
William F. Urich	—	—
C. James Koch	7,000	$70,805
Robert H. Hall	10,000	$91,621
Thomas W. Lance	—	—

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

A Stockholder Rights Agreement between the Company and initial stockholders of the Company provides that, so long as C. James Koch remains an employee of the Company (i) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (ii) the Company will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership, and (iii) the Company will purchase and maintain in effect term life insurance on the life of Mr. Koch. Further, all employees of the Company, including each of the named executive officers, are required to enter into a non-competition agreement with the Company which prohibits the employee from accepting employment with a competitor for a period of one year after leaving the Company. Nevertheless, all employees of the Company are employed “at-will.”

Most options granted under the Employee Equity Incentive Plan, including those granted to the named executive officers, become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock. The option granted to Mr. Roper on January 1, 2008 provides for certain acceleration of vesting in the event of a change of control of the Company’s Class B Common Stock and Mr. Roper has the right to participate in a transaction giving rise to such a change in control, to the extent that the option then becomes exercisable. In addition, the option granted to Mr. Roper on June 28, 2005 provides for partial accelerated vesting in the event of Mr. Roper’s death or total disability or termination of employment by the Company not for cause prior to May 1, 2008.

REPORT OF THE AUDIT COMMITTEE2(

The Audit Committee of the Board of Directors reviews the Company’s auditing, accounting, financial reporting and internal control functions and selects and engages the Company’s independent registered public accounting firm. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firm and the independent registered public accounting firm’s audit and non-audit fees. The Audit Committee also reviews the audited financial statements to be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission (“SEC”); meets independently with the Company’s manager of internal audit, independent registered public accounting firm and senior management; and reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, and auditor independence issues. The Audit Committee acts pursuant to an Audit Committee Charter, a copy of which is available on the Company’s website at www.bostonbeer.com.

The Audit Committee of the Board of Directors is composed of three directors and each of them qualifies as independent under the current listing standards of the New York Stock Exchange and applicable SEC rules and regulations. In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on their relevant experience. Mr. Cummin served for many years as a partner in a venture capital firm where he had extensive experience in assessing the performance of companies and evaluating their financial statements, and served for several years on an audit committee of another publicly-held company. Mr. Margolis, who served on the Audit Committee from May 2006 through December 2007, has many years experience in senior management positions where he supervised the primary financial officers. Mr. Tanner, who joined the Audit Committee in December 2007, also has many years experience in senior management positions where he supervised primary operational financial officers of large food and agricultural companies. Mr. Valette, who joined the Audit Committee in August 2004, worked as a securities analyst for several years and has served as CEO of two companies where he supervised the primary financial officers. He currently serves as a member of the audit committees of two other publicly-held companies, one of which as its Chairman.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all such audit and non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), during 2007. Such services included for 2007 audit services, audit-related services, tax services and other services are as follows:

•	Audit Fees. The Company estimates that it will pay audit fees to Ernst & Young in the amount of $513,400 for its audit of the Company’s annual financial statements and quarterly reviews during the fiscal year ended December 29, 2007, and has paid $437,500 for its audit of the Company’s annual financial statements and quarterly reviews during the fiscal year ended December 30, 2006. The amounts paid include fees for the review and certification of the Company’s compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

•	Audit-Related Fees. The Company paid Ernst & Young $12,600 for audit-related services in 2007 and $21,585 for audit-related services in 2006. There were no other audit-related fees paid during the last two fiscal years.

•	Tax Fees. No fees were paid to Ernst & Young for tax services during the last two fiscal years.

•	Other Fees. The Company paid no other fees to its independent auditors during the fiscal year ended December 29, 2007.

(2 The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent registered public accounting firm, Ernst & Young, with respect to the Company’s quarterly results and during the first quarter of 2008 with respect to the Company’s audited financial statements for the fiscal year ended December 29, 2007. In addition, throughout the year, the Audit Committee met with Ernst & Young regarding the Company’s internal controls and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications,” which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the Audit Committee. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Company, has discussed with such accountant its independence from the Company, and has considered the compatibility of non-audit services with the accountant’s independence.

In March 2008, the Audit Committee amended its charter to expand its scope to review periodically the Company’s internal audit function with respect to evaluating the Company’s activities that support internal risk management, financial and operational controls and governance processes. A copy of the amended Audit Committee charter is included in this Proxy Statement beginning on page A-1.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Audit Committee:
Pearson C. Cummin, III, Chairman
Gregg A. Tanner
Jean-Michel Valette

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“Ernst & Young”) were engaged as the Company’s independent auditors to serve as its independent public accountants to audit the Company’s financial statements for the 2006 and 2007 fiscal years.

Neither the report of Ernst & Young on the Company’s financial statements for 2006 nor on the Company’s financial statements for 2007 contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

During the Company’s two most recent fiscal years and through the date of engagement, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that Ernst & Young might render on the Company’s financial statements.

Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and persons owning more than ten percent (10%) of the outstanding Class A Common Stock of the Company to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent (10%) holders of Class A Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the fiscal year ended December 29, 2007 all Section 16(a) filing requirements applicable to its officers, directors, and beneficial owners of greater than ten percent (10%) of its Common Stock were complied with. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2009 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 12, 2008.

If a stockholder wishes to present a proposal at the 2009 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than February 25, 2009 and must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR THE COMPANY’S MOST RECENT FISCAL YEAR, MAY BE FOUND ON THE COMPANY’S WEBSITE, www.bostonbeer.com. IN ADDITION, THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF THE ANNUAL REPORT WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO THE INVESTOR RELATIONS DEPARTMENT, THE BOSTON BEER COMPANY, INC., ONE DESIGN CENTER PLACE, SUITE 850, BOSTON, MA 02210.

VOTING PROXIES

The Board of Directors recommends an affirmative vote for all nominees specified herein. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted in favor of the nominees.

By order of the Board of Directors

C. James Koch,
Clerk

Boston, Massachusetts
April 10, 2008

APPENDIX A

THE BOSTON BEER COMPANY, INC.

AUDIT COMMITTEE CHARTER

Purpose.

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overseeing the financial reports and other financial information provided by the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall also review periodically the Company’s internal audit function with respect to evaluating the Company’s activities that support internal risk management, financial and operational controls and governance processes.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership.

The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet the independence and experience requirements of applicable statutes and regulations, including the requirements of the New York Stock Exchange (“NYSE”).

Key Responsibilities.

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, to assist the Committee in fulfilling its oversight responsibilities.

2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors to assist the Committee in fulfilling its oversight responsibilities; this review will occur prior to the Company’s filing of the Form 10-Q.

3. The Committee shall receive from time to time the outside auditor reports concerning:

a. all critical accounting policies and practices to be used;

b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

c. other material written communications between the registered public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences.

4. The Committee shall discuss with management and the outside auditors:

a. the accounting policies of the Company which may be viewed as critical; the nature and extent of any significant changes in accounting principles or the application thereof; significant judgment areas; significant risks and exposures and the steps management has taken to minimize such risks to the Company; and the quality and adequacy of the Company’s internal controls, accounting policies and estimates;

b. the terms and effects of any transactions with parties related to the Company which are significant in size or which involve terms or other aspects which differ from those which would likely be negotiated with an unaffiliated third party and which are material to an understanding of the Company’s financial statements; and

c. the existence of any off-balance sheet structures (which are prohibited under the Company’s Code of Business Conduct and Ethics), including financing arrangements, and their potential impact on the Company and its financial statements.

5. The Committee shall:

a. request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

b. discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence;

c. take appropriate action to oversee the independence of the outside auditor;

d. pre-approve all auditing and non-audit services provided to the Company by the outside auditor. The Committee may delegate to one of more of its members the authority to grant such preapprovals. Preapprovals granted by any such delegate shall be presented to the full Committee at its next scheduled meeting; and

e. establish procedures for:

i. accounting the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

ii. the confidential, anonymous submission by employees of the Company of concerns regarding questionable or auditing matters.

6. The Committee shall have sole authority to appoint or replace the outside auditor, to determine all compensation to be paid to the outside auditor and to oversee the work of the outside auditor (including resolution of disagreements between management and the outside auditor regarding financial reporting). The outside auditor shall report directly to the Committee.

7. The Committee shall have sole authority to appoint or replace the outside auditor for the Company’s retirement plan and such other health and welfare plan that may require the services of an outside auditor, to determine all compensation to be paid to the outside auditor and to oversee the work of the outside auditor (including resolution of disagreements between management and the outside auditor regarding financial reporting). The outside auditor shall report directly to the Committee.

8. The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, commencing with the proxy statement for the 2003 Annual Meeting.

9. Based on the criteria set forth in Item 306(a) of Regulation S-K and, if so determined by the Committee, recommend to the Board of Directors that the audited financial statements for each fiscal year be included in the Company’s Annual Report on Form 10-K in respect of each year.

10. The Committee shall conduct an appropriate review of all related party transactions on an ongoing basis and the approval of the Committee shall be required for all related party transactions.

11. The Committee shall have the authority to engage and determine financing for independent counsel and other advisers as it determines necessary to carry out its duties.

12. The Committee will perform such other functions as may be required by law, the Company’s Articles of Organization or its By-Laws.

13. The Audit Committee shall review its own performance at least annually and in compliance with the regulations of the NYSE or any other statute or regulation applicable to this Committee.

Adopted by the Board of Directors on December 17, 2002, as amended March 6, 2008

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1. Election of Class A Directors,

For all nominees	WITHHOLD
listed. (Except as marked to the contrary to the right.)	authority for all nominees listed.

☐	☐

01 David A. Burwick, 02 Pearson C. Cummin, I I and 03 Jean-Michel Valette,

(Instructions: To with hold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

PLANNING TO ATTEND? Please help our planning efforts by letting us know if you expect to attend the Annual Meeting. Please call (800) 372-1131 ext. 5050, and check the box to the right.	☐
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED IN FAVOR OF SUCH ITEM.

Signature	Signature	Date

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactiy as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full title when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/sam		TELEPHONE 1-866-540-5760
OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THE BOSTON BEER COMPANY, INC.
PROXY – Annual Meeting of Stockholders – May 23, 2008
CLASS A COMMON STOCK

      The undersigned, a stockholder of THE BOSTON BEER COMPANY, INC., does hereby appoint C. James Koch and Frederick H. Grein, Jr., or either of them, acting singly, the undersigned’s proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on Friday, May 23, 2008 at 9:00 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby instructs said proxy, or his substitute, to vote as specified on the reverse side on the following matters and in accordance with his judgment on other matters which may properly come before the Meeting.

(Continued and to be Completed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

    Admission Ticket
THE BOSTON BEER COMPANY, INC.
2008 ANNUAL MEETING
Friday, May 23, 2008
9:00 A.M.
The Brewery
30 Germania Street
Boston, MA 02130

DIRECTIONS TO THE BREWERY
FROM THE SOUTH OF BOSTON
Take 93N to exit 18 (Mass Ave and Roxbury Exit). Go straight down Melnea Cass Blvd toward Roxbury. Once on Melnea Cass Blvd you will go through seven lights. At the eighth light take a left on Tremont St. (Landmark: Northeastern University and Ruggles T Station will be on your right when you turn onto Tremont St. Note: Tremont St eventually becomes Columbus Ave). Follow Tremont St through seven lights. Take a right on Amory St (Landmark: look for a big, powder blue Muffler Mart shop on the right - directly after Centre Street). Follow Amory St through 2 lights. After the 2nd light take a left on Porter St (Landmark: Directly after Boylston St). Go to the end of Porter St and the Brewery is on the right.

FROM THE NORTH OF BOSTON
Take 93S to exit 18, (Mass Ave and Roxbury exit)
and follow the above directions.

FROM THE SUBWAY
Take the Orange Line outbound toward Forest Hills. Exit at the Stony Brook stop. Above ground take a left onto Boylston St. Take your first right onto Amory St. Then take your first left onto Porter St. to Brewery gate (the Brewery will be at the end of Porter St on your right).